Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of May 4, 2026 (the “Amendment Date”), by and between Verde Resources, Inc. (the “Company”) and Eric J. Bava, an individual (the “Executive”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement, dated October 1, 2024 (as amended by that certain Addendum thereto, dated May 1, 2025, the “Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Company and the Executive, intending to be legally bound, hereby agree to amend the Agreement as follows:

1. Capitalized Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendment to Section 2. In order to extend the term of the Agreement for an additional five (5) years from its original date of termination, the first sentence of Section 2 of the Agreement is deleted and replaced in its entirety with the following; ‘This Employment Agreement shall commence on the 1st day of October 2023 and end on September 30, 2032.”

3. No Other Amendments. Nothing in this Amendment is intended to amend any language of the Agreement other than as specifically set forth above, and the remainder of the Agreement shall be unmodified and in full force and effect.

IN WITNESS WHEREOF, each of the Company and the Executive has executed this Amendment to Employment Agreement as of the Amendment Date.

Verde Resources, Inc.

By:	/s/Jack Wong
Jack Wong
Chief Executive Officer

/s/Eric J. Bava
Eric J. Bava